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                                                                    EXHIBIT 99.4

                           TERMS AND CONDITIONS TO THE
                          INCENTIVE STOCK OPTION AWARD
                        PURSUANT TO SELSIUS SYSTEMS INC.
                            1997 STOCK INCENTIVE PLAN



        1. Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the Plan:

                (a) the Option may be exercised with respect to all or any portion of the Vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as
        Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; and

                (b) payment to the Company of the Exercise Price multiplied by the number of Vested Option Shares being purchased (the "Purchase Price") as provided in Section 2.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price, the Company shall cause to be issued a certificate representing the Option Shares purchased.

        2. Purchase Price. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash or certified check or, alternatively, as follows:

                (a) by delivery to the Company of a number of shares of Stock which have been owned by the Optionee for at least six (6) months prior to the date of the Option's exercise having a fair market value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash or a certified check to equal the Purchase Price;

                (b) by receipt of the Purchase Price in cash from a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised; or

                (c) by a combination of the foregoing.

        3. Vested Option Shares. The Option Shares shall become vested in the manner provided in the Vesting Schedule attached hereto.

        4. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Option shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no



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adjustment for any dividends or distributions or other rights on or with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or the attached Award otherwise provides.

        5. Restriction on Transfer of Option and of Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his personal representative) and after his death, only by his legatee or the executor of his estate. In addition, any Option Shares acquired by the Optionee through the exercise of all or a portion of this Option will be subject to the terms of a shareholders agreement between the Optionee and the Company, which agreement will be in the form and substance reasonably satisfactory to the Company and will provide for customary provisions relating to the ownership of the shares of Stock acquired including a right of the Company to purchase any Option Shares prior to the Optionee's disposing of such shares to a party other than the Company.

        6. Restrictive Covenants. As a condition to preserving the benefits provided by this Award, the Optionee agrees to refrain from violating any covenants contained in any current or future written agreement, including any modifications thereof, between the Optionee and the Corporation, prohibiting or restricting competition, solicitation of customers, or solicitation or hiring of employees or independent contractors, or concerning the ownership, use, possession or disclosure of inventions, patent applications, copyrights, confidential information, trade secrets or other proprietary information (defined collectively as "Covenants"). In the even that the Committee determines in good faith that the Optionee has violated the provisions of Covenants, then the Optionee (or his heir or legatee) shall forfeit any further right to exercise any unexercised portion of the Option hereunder.

        7. Changes in Capitalization.

                (a) Except as provided in Subsection (b) below, if the number of shares of Stock shall be increased or decreased by reason of a subdivision or combination of shares of Stock, the payment of an ordinary stock dividend in shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company, an appropriate adjustment shall be made by the Committee, in a manner determined in its sole discretion, in the number and kind of Option Shares and in the Exercise Price.

                (b) In the event of a merger, consolidation, reorganization, extraordinary dividend or other change in the corporate structure of the Company, including a Change in Control, or tender offer for shares of Stock, shall provide for an appropriate adjustment to the Option or provide for the substitution of a new option which adjustment or substitution shall be consistent with the event requiring the adjustment or substitution; provided, however, in the event will not be the surviving entity as a result of the event and the surviving entity does not agree to the adjustment or substitution, the Committee may elect to terminate the Option Period as of the date of the Change in Control in consideration of the payment to the Optionee of the sum of the difference between the then Fair Market Value of the Common Stock and the Exercise Price for each Option




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        Share as to which the Option has not been exercised as of the date of the Change in Control.

                (c) The existence of the Plan and the Option granted pursuant to this Agreement shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

        8. Special Limitation on Exercise. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Stock pursuant to the exercise of an Option exercise, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an option of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

        9. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

        10. Governing Laws. This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Texas.

        11. Successors. This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Optionee and the Company.

        12. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if



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personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

        13. Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

        14. Entire Agreement. Subject to the terms and conditions of the Plan, the Award and the Terms and Conditions express the entire understanding of the parties with respect to the Option.

        15. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.

        16. Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions. Capitalized terms used, but not defined, in either the Award or the Terms and Conditions shall be given the meaning ascribed to them in the Plan.

        17. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

        18. No Right to Continued Service. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continue employment with the Company or any Subsidiary.



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                                    EXHIBIT 1

                              NOTICE OF EXERCISE OF
                            STOCK OPTION TO PURCHASE
                                 COMMON STOCK OF
                               SELSIUS SYSTEM INC.


                                       Name
                                           -------------------------------------

                                       Address
                                              ----------------------------------

                                       Date
                                           -------------------------------------


Selsius Systems Inc.

----------------------------------

----------------------------------


Attention:
          ------------------------


                Re: Exercise of Incentive Stock Option

Gentlemen:

        Subject to acceptance hereof by Selsius systems Inc. (the "Company") pursuant to the provisions of the Selsius Systems Inc. 1997 Stock Incentive Plan (the "Plan"), I hereby give notice of my election to exercise options granted to me to purchase ________________ shares of common stock of the Company ("Stock") under the Incentive Stock Option Award (the "Award") dated as of ____________________________. The purchase shall take place as of __________,
199___ (the "Exercise Date").

        On or before the Exercise Date, I will pay the applicable purchase price as follows:

        [ ] by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of Selsius Systems Inc.

        [ ] by delivery of cash or a certified check for $___________ representing a portion of the purchase price with the balance to consist of shares of Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.




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        [ ]     by delivery of a stock certificate representing shares of Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of a purchase price. If the number of shares of Stock represented by such certificate exceed the umber to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

        [ ] by delivery of the purchase price by ________________________, a broker, dealer or other "creditor" as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

        As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

        If the Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the "1933 Act"), I hereby represent, warrant, covenant, and agree with the Company as follows:

                The shares of the Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Stock and not with a view to, or for resale in connection with, any distribution of the Stock, nor am I aware of the existence of any distribution of the Stock;

                I am not acquiring the Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Stock but rather upon an independent examination and judgment as to the prospects of the Company;

                The Stock was not offered to me by means of publicly disseminated advertisements or sale literature, nor am I aware of any offers made to other persons by such means;

                I am able to bear the economic risks of the investment in the Stock, including the risk of a complete loss of my investment therein;

                I understand and agree that the Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act,



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        provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

                The Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) and effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and
        (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

                The Company will be under no obligation to register the Stock or to comply with any exemption available for sale of the Stock without registration of filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Stock;

                I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Stock is a speculative investment and that any possible profit therefrom is uncertain;

                I have had the opportunity to ask question of and receive answer from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

                I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

                The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

        I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms



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used in this Notice of Exercise without definition shall have the meanings given to them in the Plan.


                                       Very truly yours,



                                       -----------------------------------------



AGREED TO AND ACCEPTED:

SELSIUS SYSTEMS INC.


By:
   -------------------------------

Title:
      ----------------------------

Number of Shares
Exercised:
          ------------------------

Number of Shares
Remaining:
          ------------------------
                                       Date:
                                            ------------------------------------





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